UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2007

DOV PHARMACEUTICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49730 (Commission File No.)	22-3374365 (IRS Employer Identification No.)

150 Pierce Street, Somerset, NJ 08873
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, including Area Code: (732) 907-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 1, 2007, the Board of Directors (the “Board”) of DOV Pharmaceutical, Inc. (“DOV” or the “Company”) elected Joseph S. Zakrzewski to membership on the Board to serve as a Class II director, effective immediately. Mr. Zakrzewski, who will fill a previously existing vacancy on the Board, was designated as a potential member of the Board by holders of greater than a majority of the Company’s outstanding Series C Convertible Preferred Stock in accordance with the terms of the Company’s recently consummated Exchange Offer for its 2.50% Convertible Subordinated Debentures.

The Board has not yet determined the committees (if any) on which Mr. Zakrzewski will serve. Except as set forth in this Current Report on Form 8-K, there is no arrangement pursuant to which Mr. Zakrzewski was elected as a director and there are no related party transactions relating to the Company and Mr. Zakrzewski that are reportable pursuant to this Item 5.02.

ITEM 8.01.  OTHER INFORMATION.

The record date of the previously announced warrant distribution will be the close of business May 10, 2007 (the “Record Date”). Each holder of ten (10) shares of DOV common stock at the close of business on the Record Date will receive warrants to purchase eleven (11) shares of DOV common stock at an exercise price of $0.523 per share. Warrants will not be prorated in the event a holder holds shares in other than ten (10) share increments. The exercise price is adjustable in certain circumstances. The warrants will not be exercisable and the Company will not be obligated to deliver shares upon exercise until the later of July 1, 2007 and the date on which a registration statement is declared effective by the Securities and Exchange Commission with respect to the shares of common stock issuable upon exercise of the warrants.

The warrants will be redeemable at DOV’s option at a redemption price of $0.01 per share after November 4, 2007 in the event the Company’s trading price exceeds $1.046 per share for twenty (20) trading days within a thirty (30) trading day period ending on the third business day before the redemption notice is given. In the event DOV elects to redeem the warrants, DOV will provide notice of at least thirty (30) days, via written notice to the record holders of the warrants.

Continental Stock Transfer & Trust Company is serving as the warrant agent for the warrants. As noted above, the warrants will be issued to holders of record as of the close of business on May 10, 2007. The warrants will be distributed to holders of record as of such date on or about May 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOV Pharmaceutical, Inc.

Date:	May 4, 2007	By:	/s/ Barbara Duncan Barbara Duncan Chief Executive Officer